Exhibit 32.1

Aquila, Inc.

Chief Executive Officer

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Richard C. Green, certify that:

1.

Aquila, Inc.’s quarterly report on Form 10-Q for the quarterly period ending June 30, 2007 accompanying this Certification, in the form filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of Aquila, Inc.

Dated: August 2, 2007

/s/ Richard C. Green
Richard C. Green

Chairman, President and Chief Executive Officer

Aquila, Inc.